================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           THE LAMSON & SESSIONS CO.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             LAMSON & SESSIONS LOGO

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                                                                  March 18, 1998

To Our Shareholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the 1998 Annual Meeting of Shareholders to be held on Friday, April 24, 1998, at 9:00 a.m., local time, at The Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113.

     At this meeting, shareholders are expected to elect four directors for a three-year term ending in the year 2001 and to approve the establishment of a new Incentive Equity Plan to replace the Company's 1988 Incentive Equity Performance Plan which expires in April 1998. The new Plan is designed to reward key management personnel if they achieve performances which increase the value of the Company to the shareholders. This new Plan will also provide management employees with incentive equity opportunities which are competitive with those offered by similarly situated companies and will recognize services which contribute materially to the Company's success.

     In addition, there will be a report on current developments in the Company and an opportunity for questions of general interest to shareholders.

     It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided.

                                            Sincerely,

                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

                             LAMSON & SESSIONS LOGO

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of The Lamson & Sessions Co. will be held at The Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113, on April 24, 1998, beginning at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

     (1) The election of four directors in Class I for three-year terms expiring in the year 2001;

     (2) A proposal to approve the Company's 1998 Incentive Equity Plan; and

     (3) Any other business as may properly come before the Annual Meeting or any adjournment thereof.

     Holders of Common Shares of record at the close of business on March 4, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors.

                                            /s/ John B. Schulze

                                            JOHN B. SCHULZE
                                            Chairman of the Board
                                            and Chief Executive Officer

March 18, 1998

                               ------------------

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY, USING THE RETURN ENVELOPE ENCLOSED IN ORDER THAT YOUR VOTE MAY BE COUNTED AT THE ANNUAL MEETING.

                             LAMSON & SESSIONS LOGO

                            25701 Science Park Drive
                             Cleveland, Ohio 44122
                                 (216) 464-3400

                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 1998

                 DATE OF THE PROXY STATEMENT -- MARCH 18, 1998

                              GENERAL INFORMATION

GENERAL

     This Proxy Statement is furnished to holders of Common Shares, without par value (the "Common Shares"), of The Lamson & Sessions Co. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for the Annual Meeting of Shareholders to be held at The Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113, on April 24, 1998, at 9:00 a.m., local time, and at any adjournment thereof (the "Meeting"). Only holders of record of Common Shares at the close of business on March 4, 1998 will be entitled to notice of, and to vote at the Meeting. To ensure adequate representation at the Meeting, all shareholders are requested to mark, sign, date and return promptly the enclosed proxy. The date of this Proxy Statement, which includes the Notice of the 1998 Annual Meeting of Shareholders, is March 18, 1998, and it was first mailed to shareholders on or about March 18, 1998.

     The Common Shares represented by the accompanying proxy will be voted in accordance with the instructions thereon if the proxy is received by the Company prior to the Meeting or by the Company's Secretary at the Meeting, provided that it has been properly executed and has not been previously revoked. If no instructions are given with respect to a specified matter to be acted upon, the proxy will be voted in favor of such matter and in accordance with the best judgment of the persons named as proxies in the proxy with respect to any other matter which may properly come before the Meeting. Any person giving a proxy pursuant to this solicitation may revoke such proxy at any time before it is voted by giving notice to the Company in writing prior to or at the Meeting. The shares represented by properly executed proxies not revoked will be voted on all matters acted upon at the Meeting.

QUORUM REQUIREMENTS

     Under the Company's Amended Code of Regulations, the holders of Common Shares entitled to exercise 75% of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum to elect directors at the meeting. For all other business which may be conducted at the Meeting, the holders of Common Shares entitled to exercise two-thirds of the voting power of the Company, present in person or by proxy, shall constitute a sufficient quorum. The holders of a majority of the Common Shares represented at the Meeting, whether or not a quorum is present, may adjourn the Meeting without notice other than by announcement at the Meeting of the date, time and location at which the Meeting will be reconvened.

VOTE REQUIRED

     With respect to the election of directors, the four nominees within Class I receiving the greatest number of votes at the Meeting will be elected as the directors in Class I. (See "Election of Directors" following the section "Ownership of the Company's Common Shares.") Shares represented by proxies which are marked "abstain" on any proposal will be counted for the purpose of determining the number of shares represented by proxy at the Meeting but not in support of the proposal. Such proxies will thus have the same effect as if the shares represented thereby were voted against those proposals marked "abstain." Shares not voted on proxies returned by brokers will be treated as not represented at the Meeting and will have no effect on the election of directors.

CUMULATIVE VOTING

     If notice that cumulative voting is desired is given in writing by any shareholder to the President, a Vice President or the Secretary not less than forty-eight hours before the time fixed for holding the Meeting, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or to distribute such votes on the same basis among two or more nominees, as the shareholder sees fit. If voting for the election of directors is cumulative, the persons named in the enclosed proxy will vote the shares represented thereby and by other proxies held by them so as to elect as many of the four nominees for Class I named below as possible.

SOLICITATION OF PROXIES

     All reasonable expenses of soliciting proxies, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying proxy, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or regular employee of the Company. The Company will pay the standard charges of brokerage firms and other nominees or fiduciaries for sending the proxy materials to their principals who are beneficial owners of Common Shares and entitled to vote at the Meeting. In addition, the Company has retained Georgeson & Company Inc. to aid in the solicitation of proxies at an anticipated fee of $6,500, plus reasonable expenses.

                    OWNERSHIP OF THE COMPANY'S COMMON SHARES

     The Board of Directors of the Company has fixed the close of business on Wednesday, March 4, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On the record date, the Company had issued and outstanding 13,415,684 Common Shares, each of which is entitled to one vote at the Meeting.

     The following table sets forth as of January 12, 1998 (except as otherwise noted), information with respect to beneficial ownership of the Company's Common Shares by any shareholder known by the Company to beneficially own 5% or more of the Company's outstanding Common Shares.

                                                   AMOUNT AND
             NAME AND ADDRESS                      NATURE OF           PERCENT OF
            OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP       CLASS
            -------------------               --------------------     ----------
Gabelli Funds, Inc.,
GAMCO Investors, Inc.
Mario J. Gabelli
  655 Third Avenue
  New York, New York 10017                          1,683,728(1)         12.55%

David L. Babson & Co., Inc.
  One Memorial Drive
  Cambridge, Massachusetts 02142-1300               1,657,200(2)         12.35%

Pioneering Management Corporation
  60 State Street
  Boston, Massachusetts 02109                         989,100(3)          7.37%

Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401                      927,300(4)          6.91%

The TCW Group, Inc.
  865 South Figueroa Street
  Los Angeles, California 90017                       852,700(5)          6.36%

Farhad Fred Ebrahimi
  475 Circle Drive
  Denver, Colorado 80206                              699,200(6)          5.21%

---------------

(1) Mario J. Gabelli and various entities which he directly or indirectly controls and for which he acts as chief investment officer reported the ownership of such shares in a Schedule 13D dated March 12, 1997 which was filed with the Securities and Exchange Commission (the "SEC").

(2) David L. Babson & Co., Inc. ("DLB"), in its capacity as investment advisor, may be deemed the beneficial owner of 1,657,200 Common Shares, which are owned by numerous investment counseling clients and which ownership is reported in a Schedule 13G dated January 15, 1998, which was filed with the SEC.

(3) Pioneering Management Corporation ("Pioneering"), a registered investment advisor, reported the beneficial ownership of such shares in a Schedule 13G dated January 21, 1998 which was filed with the SEC. Pioneering disclaims beneficial ownership of all such shares.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, reported the beneficial ownership (as of December 31, 1997) of such shares in a Schedule 13G dated February 9, 1998 which was filed with the SEC. All of such shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(5) The TCW Group, Inc., formerly known as TCW Management Company, the parent holding company of Trust Company of the West (bank), TCW Asset Management Company (registered investment advisor), and TCW Funds Management, Inc. (registered investment advisor), reported the beneficial ownership of such shares in a Schedule 13G dated February 12, 1998 which was filed with the SEC. Each of the reporting persons disclaims beneficial ownership of all such shares.

(6) Farhad Fred Ebrahimi reported the beneficial ownership of such shares in a
    Schedule 13D dated January 6, 1998 which was filed with the SEC. The reporting person claims beneficial ownership of all such shares.

                                ELECTION OF DIRECTORS
                                  (PROPOSAL NO. 1)

     The Board of Directors has ten members and is divided into three classes. Class I currently consists of four members, and Classes II and III currently consist of three members each. A single class of directors is elected by the shareholders annually for a three-year term. The terms of the following Class I directors expire at the Meeting: James T. Bartlett, Francis H. Beam, Jr., Martin
J. Cleary, and William H. Coquillette. For election as Class I directors at the Meeting, the Compensation and Organization Committee has recommended, and the Board of Directors has approved, the re-nomination of Messrs. Bartlett, Beam, Cleary and Coquillette to serve as directors for the three-year term of office which will expire at the Annual Meeting of Shareholders in the year 2001. Each director elected will serve until the term of office of the class to which he is elected expires and until the election and qualification of his successor.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and if no specification is made, to vote such proxy for the election of Messrs. Bartlett, Beam, Cleary and Coquillette as Class I directors.

     The Board of Directors has no reason to believe that the persons nominated will not be available to serve. In the event that a vacancy among such original nominees occurs prior to the Meeting, Common Shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees.

     Listed below are the names of the four nominees for election to the Board of Directors in Class I, and those continuing directors in Classes II and III who have previously been elected to terms which will expire in 1999 and in the year 2000, respectively. Also listed is the year in which each first became a director of the Company, the individual's principal occupation, information relating to beneficial ownership of Common Shares of the Company as of January 12, 1998 and certain other information, based in part on data submitted by the directors. Except for Mr. Schulze, who beneficially owns 4.25% of the Company's Common Shares, no director or nominee beneficially owns as much as one percent of the Company's Common Shares. Messrs. Abel and Allen, executive officers of the Company, beneficially own 1.09% and 1.02%, respectively, of the Company's Common Shares. All directors and officers as a group beneficially own 9.33% of the Company's Common Shares.

                      NOMINEES FOR ELECTION AT THE MEETING

            NAME, AGE                                                     YEAR FIRST  COMMON SHARES
      PRINCIPAL OCCUPATION                                                 BECAME A   BENEFICIALLY
         AND BUSINESS(1)                                                   DIRECTOR       OWNED
      --------------------                     OTHER DIRECTORSHIPS        ----------  -------------
CLASS I: TERM EXPIRES IN 1998
James T. Bartlett (60)                   Keithley Instruments, Inc.         1997            4,224
  Managing Director, Primus              Oglebay Norton Company
  Venture Partners (Private
  investments firm)
Francis H. Beam, Jr. (62)                Advanced Lighting                  1990           14,384
  President, Pepper Capital Corp.        Technologies, Inc.
  (Venture capital firm)
Martin J. Cleary (62)                    Guardian Life Insurance            1989           33,000
  Vice Chairman, The Richard E.          Company of America
  Jacobs Group (Real estate
  developer)
William H. Coquillette (48)              None                               1997            1,022
  Partner, Jones, Day, Reavis &
  Pogue (Law firm)

                              CONTINUING DIRECTORS

CONTINUING CLASS III: TERM EXPIRES IN 1999
A. Malachi Mixon, III (57)               Invacare Corporation               1990         65,336
  Chairman of the Board and Chief        NCS Healthcare, Inc. The
  Executive Officer, Invacare            Sherwin Williams Company
  Corporation (Manufacturer and          Cleveland Clinic Foundation
  distributor of home healthcare
  products)
John C. Morley (66)                      AMP Incorporated                   1996          5,425
  President, Evergreen Ventures          Cleveland-Cliffs, Inc.
  Ltd. (Private investment               Ferro Corporation
  company)
John B. Schulze (60)                     None                               1984        610,865(2)(3)
  Chairman of the Board,
  President and Chief Executive
  Officer of the Company

            NAME, AGE                                                     YEAR FIRST  COMMON SHARES
      PRINCIPAL OCCUPATION                                                 BECAME A   BENEFICIALLY
         AND BUSINESS(1)                       OTHER DIRECTORSHIPS         DIRECTOR       OWNED
      --------------------                     -------------------        ----------  -------------
CONTINUING CLASS II: TERM EXPIRES IN 2000
John C. Dannemiller (59)                 Applied Industrial Technologies    1988           31,774
  Chairman of the Board,                 Star Bank Holding Co.
  President and Chief Executive
  Officer, Applied Industrial
  Technologies (Formerly
  Bearings, Inc., Distributor of
  bearings, power transmission
  components and related
  products)
George R. Hill (56)                      None                               1990           32,128
  Senior Vice President, The
  Lubrizol Corporation (Full
  service supplier of performance
  chemicals to worldwide
  transportation and industrial
  markets)
D. Van Skilling (64)                     First American Financial           1989           32,823
  Chairman of the Board and Chief        Corporation
  Executive Officer, Experian
  Information Solutions, Inc.
  (Supplier of credit, marketing
  and real estate information and
  decision support systems)
All present directors and                                                               1,342,287(2)(3)
  executive officers as a group
  (20 persons)

---------------

(1) Each director and nominee either has held the position shown or has had other executive positions with the same employer or its subsidiary for more than five years other than (a) Mr. Skilling who was the Executive Vice President of TRW Information Systems and Services, TRW Inc., until September 1996 (Manufacturer of high technology products for space, defense, automotive and information systems markets), and (b) Mr. Morley who was the President and Chief Executive Officer of Reliance Electric Company until June 1995 (Manufacturer of electrical and telecommunications equipment and systems).

(2) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 12, 1998 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze -- 442,965 and all directors and executive officers as a group -- 893,760.

(3) Includes shares held jointly or in the name of the director's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 22,900 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other director or executive officer has disclaimed beneficial ownership of any shares.

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

     Each of the Committees described below reports to the Board of Directors at the next meeting of the Board following a Committee meeting:

     THE AUDIT COMMITTEE: Messrs. Beam (Chairman), Cleary, Morley and Dr. Hill currently are the members of the Audit Committee, which held three meetings during 1997. The functions of the Audit Committee include recommending to the Board of Directors the appointment of the Company's independent auditors and reviewing the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of the Company's system of internal control. The Audit Committee also reviews the Form 10-K annual report to the SEC. The Audit Committee meets privately with the independent auditors and with the Company's internal auditors at each of its meetings.

     THE COMPENSATION AND ORGANIZATION COMMITTEE: Messrs. Skilling (Chairman), Bartlett, Beam, Dannemiller and Mixon currently are the members of the Compensation and Organization Committee, which held two meetings during 1997. The Compensation and Organization Committee considers all material matters relating to the compensation policies and practices of the Company, and administers the Company's incentive plans and base salary policies as they relate to the executive officers of the Company. The Committee also reviews and recommends candidates for election to the Board of Directors and appointments to any Committee of the Board. This Committee will consider any nominee recommended by a shareholder of the Company. A resume of the candidate's business experience and background should be directed in writing to the attention of the Secretary of the Company.

     The Board of Directors held five meetings in 1997. Mr. Dannemiller attended fewer than 75% of the aggregate of the meetings of the Board and Committee on which he serves.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any separate fees or other remuneration for serving as a director or a member of any Committee of the Board. Nonemployee directors are each paid an annual retainer of $12,500 in respect of service on the Board of Directors and receive an additional fee of $1,200 for each Board or Board Committee meeting attended. Each of the Chairmen of the Audit Committee and the Compensation and Organization Committee receives an additional annual fee of $1,500. The Company has established a Deferred Compensation Plan for Nonemployee Directors, under which directors may elect to defer their annual retainer and meeting fees. Under this Plan, deferred fees may be invested by the trustee, at a director's option, in either a money market fund or Common Shares of the Company. If a director elects to have this deferred compensation invested in Common Shares of the Company, the director will receive an additional sum, also invested in Common Shares, equal to 25% of the deferred amount.

     Nonemployee directors of the Company are provided with certain retirement and death benefits under the Company's Outside Directors' Benefit Program (the "Program"). All nonemployee directors who have completed an aggregate of one year of continuous service are eligible to participate. The Program generally provides for normal retirement benefits payable upon attainment of age seventy and completion of five years of continuous service. The Program also contains provisions for early retirement benefits, vested deferred retirement benefits, disability retirement benefits and survivors' benefits upon the death of a participant. Participants in the Program or their beneficiaries are eligible to receive benefits in an amount equal to the annual retainer being paid to the participant for service as a nonemployee director at the time he ceases to be a nonemployee director, with such adjustments as are necessary based on the date of retirement or death. Retirement or death benefits under the Program are payable for a ten-year period on a quarterly basis, commencing upon the date of retirement or death. Either the participant, the participant's beneficiary or the Company can elect that such retirement or death benefits be paid in an actuarially-equivalent, lump sum payment.

     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN. The Company's Nonemployee Directors Stock Option Plan (the "Directors Plan"), approved by the Company's shareholders in 1994, authorizes the grant of options to nonemployee directors for the purchase of Common Shares. The Directors Plan provides that each year on the Monday following the Annual Meeting of Shareholders, each individual elected, reelected or continuing as a nonemployee director automatically receives a nonqualified option to purchase 1,000 Common Shares. The exercise price for such options is the average of the high and low prices at which the Common Shares traded on the New York Stock Exchange, Inc. ("NYSE") on the date of grant. Options become exercisable one year after the date of grant and expire ten years after the date of the grant. The Board of Directors has reserved 60,000 Common Shares for issuance under the Directors Plan.

     Options granted to a nonemployee director must be exercised within 36 months of retirement as a director. Upon the death of a nonemployee director, the director's legal representative or heirs will have twelve months within which to exercise those options which were exercisable at the time of death.

     If a director resigns, or ceases to serve as a nonemployee director for any reason other than retirement or death, only those options exercisable on the date of termination will be exercisable. Such options may be exercised within ninety days after termination.

     In the event of a "change in control" or upon a "potential change in control" (each as defined in the Directors Plan) of the Company, all stock options fully vest and become exercisable.

     Pursuant to the Directors Plan, on April 28, 1997 each nonemployee director was granted a nonqualified option to purchase 1,000 Common Shares at an exercise price of $7.563 per share. These options are scheduled to become exercisable on April 28, 1998.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation earned by the Company's five most highly compensated executive officers (the "Named Executive Officers") with respect to the fiscal year shown for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                          ------------------------
                                                   ANNUAL                   AWARDS       PAYOUTS
                                                COMPENSATION              ----------   -----------
                                     ----------------------------------   SECURITIES   PERFORMANCE    ALL OTHER
                                                           OTHER ANNUAL   UNDERLYING      UNIT       COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR   SALARY     BONUS     COMPENSATION   OPTIONS(#)     PAYOUTS        (1)(2)
 ---------------------------   ----   ------     -----     ------------   ----------   -----------   ------------
John B. Schulze..............  1997  $395,000   $     --     $--            70,000      $     --       $28,118
  Chairman of the Board,.....  1996   395,000    163,000      --            65,000       105,000        27,924
  President and Chief........  1995   380,000    359,000      --            80,000       105,000        44,191
  Executive Officer
James J. Abel................  1997   250,000         --      --            31,000            --        10,344
  Executive Vice
    President,...............  1996   235,000     79,500      --            27,000        67,500        10,130
  Secretary, Treasurer.......  1995   220,000    170,000      --            36,000        67,500        10,166
  and Chief Financial Officer
Charles E. Allen.............  1997   156,000         --      --            10,000            --        14,801
  Senior Vice President......  1996   150,000     38,600      --            10,000        37,500        14,608
                               1995   150,000     90,000      --            15,000        37,500        14,659
A. Corydon Meyer.............  1997   143,000         --      --            10,000            --         7,612
  Vice President.............  1996   135,000     20,300      --            10,000        22,500         7,376
  Lamson Home Products (3)...  1995   122,000     33,000      --            15,000        18,000         7,360
Norman P. Sutterer...........  1997   135,000         --      --            10,000            --        12,443
  Vice President.............  1996   120,000     37,600      --            10,000        18,000         3,083
  Carlon Telecom Systems
    (3)......................  1995   106,700     67,000      --            15,000        18,000         2,822

---------------

(1) Includes split dollar life insurance premium payments paid for Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Meyer and Mr. Sutterer in 1997 of $23,368, $5,594, $10,051, $2,862 and $7,693, respectively; in 1996 of $23,424, $5,530,
    $10,108, $2,876 and $-0-, respectively; and, in 1995 of $39,691, $5,666,
    $10,159, $2,887 and $-0-, respectively.

(2) Includes matching contributions equal to 50% of the first 6% of an employee's compensation contributed to the Company's 401(k) Deferred Savings Plan, which is available to all salaried employees. The matching contributions made by the Company under the Plan to the accounts of: Mr. Schulze, Mr. Abel, Mr. Allen, Mr. Meyer and Mr. Sutterer in 1997 totaled $4,750, $4,750, $4,750, $4,750 and $4,750, respectively; in 1996 totaled
    $4,500, $4,500, $4,500, $4,500 and $3,083, respectively; and, in 1995 totaled $4,500, $4,500, $4,500, $4,473 and $2,822, respectively.

(3) Lamson Home Products and Carlon Telecom Systems are business units of the Company.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants made to the Named Executive Officers during fiscal year 1997 pursuant to the Company's 1988 Incentive Equity Performance Plan (the "1988 Plan").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        GRANT DATE
                                  INDIVIDUAL GRANTS                                       VALUE
-------------------------------------------------------------------------------------   ----------
                                    NUMBER OF
                                    SECURITIES    % OF TOTAL
                                    UNDERLYING     OPTIONS                                GRANT
                                     OPTIONS      GRANTED TO    EXERCISE                   DATE
                                     GRANTED     EMPLOYEES IN    PRICE     EXPIRATION    PRESENT
               NAME                   (#)(1)     FISCAL YEAR     ($/SH)       DATE       VALUE(2)
               ----                   ------     ------------   --------   ----------    --------
John B. Schulze...................      70,000      27.89%       $7.938     02/27/07     $208,600
James J. Abel.....................      31,000      12.35%       $7.938     02/27/07       92,380
Charles E. Allen..................      10,000       3.98%       $7.938     02/27/07       29,800
A. Corydon Meyer..................      10,000       3.98%       $7.938     02/27/07       29,800
Norman P. Sutterer................      10,000       3.98%       $7.938     02/27/07       29,800

---------------

(1) Options are exercisable after February 27, 1998 and then only as follows: one-third on each anniversary of the grant date over three years, with the number of shares vested in each year rounded to the nearest whole share. In the event of a "change in control" or "potential change in control" (each as defined in the 1988 Plan) of the Company, all stock options fully vest and become exercisable and all awards of stock may be cashed out on the basis of the highest price paid or offered for Common Shares during the preceding 60-day period.

(2) The present value determinations in this column were made pursuant to rules promulgated by the SEC using a Black-Scholes option pricing model and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Shares. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, time of exercise and dividend yield. The Company determined the estimated values using volatility assumptions based on 36 months of stock prices; interest rate assumptions based on the five-year Treasury Strip Yield, as reported in The Wall Street Journal; a dividend yield assumption of zero; and an assumed time of exercise of the option of five years.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information about stock options exercised during fiscal year 1997 by the Named Executive Officers and the fiscal year-end value of unexercised options held by the Named Executive Officers. All of such options were granted under either the 1988 Plan or the Company's 1978 Stock Option Plan, which expired in 1988.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                           OPTIONS HELD AT               OPTIONS HELD AT
                                                         JANUARY 3, 1998(#)            JANUARY 3, 1998(1)
                        SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
         NAME           ON EXERCISE(#)    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           ---------------   --------   -----------   -------------   -----------   -------------
John B. Schulze.......      12,500         $7,031      397,966        113,334       $156,693        $ --0--
James J. Abel.........          --             --      134,600         49,000         45,387          --0--
Charles E. Allen......       3,000          2,157      104,933         16,667         38,597          --0--
A. Corydon Meyer......          --             --       39,633         16,667          8,115          --0--
Norman P. Sutterer....          --             --       43,133         16,667         10,805          --0--

---------------

(1) Based on the closing price on the NYSE--Composite Transactions of the Company's Common Shares on January 2, 1998 (the last trading day in fiscal year 1997) of $5.8125.

PENSION BENEFITS

     The following table shows the estimated annual pension benefits under The Lamson & Sessions Co. Salaried Employees' Retirement Plan ("Lamson & Sessions Plan"), that would be payable to employees in various compensation classifications upon retirement at age sixty-five during the year 1997.

                           ANNUAL NORMAL RETIREMENT BENEFITS
                        FOR YEARS OF CREDITED SERVICE INDICATED
     AVERAGE ANNUAL    -----------------------------------------
      COMPENSATION     15 YEARS   20 YEARS   25 YEARS   30 YEARS
     --------------    --------   --------   --------   --------
        $100,000       $ 25,000   $ 33,333   $ 41,667   $ 50,000
         150,000         37,500     50,000     62,500     75,000
         200,000         50,000     66,667     83,333    100,000
         250,000         62,500     83,333    104,167    125,000
         300,000         75,000    100,000    125,000    150,000
         350,000         87,500    116,667    145,833    175,000
         400,000        100,000    133,333    166,667    200,000
         450,000        112,500    150,000    187,500    225,000
         500,000        125,000    166,668    208,333    250,000
         550,000        137,500    183,335    229,166    275,000
         600,000        150,000    200,000    250,000    300,000
         650,000        162,500    216,668    270,833    325,000
         700,000        175,000    233,335    291,666    350,000
         750,000        187,500    250,000    312,500    375,000
         800,000        200,000    266,668    333,333    400,000
         850,000        212,500    283,335    354,166    425,000
         900,000        225,000    300,000    375,000    450,000

     The amounts listed in the table are computed on a straight-life annuity basis and are subject to an offset for Social Security benefits. These amounts have been determined without regard to the maximum benefit limitations for defined benefit plans and the limitations on compensation imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The Code places limitations on the amount of compensation that may be taken into account in calculating pension benefits and on the amount of pensions that may be paid under federal income tax qualified plans such as the Lamson & Sessions Plan. For benefits accruing in plan years beginning after 1997, no more than $160,000 (indexed for inflation) in annual compensation may be taken into account. However, under the Supplemental Executive Retirement Plan agreements, ("SERPS") described below, participating executives will receive the amounts to which they otherwise would have been entitled under the Lamson & Sessions Plan provided they meet the terms of the applicable SERP.

     The amounts shown in the column under the heading "Average Annual Compensation" are based on the highest five consecutive years of compensation during the last ten years prior to retirement and include salary, overtime and bonuses, but exclude commissions and stock option awards. Normal retirement benefits under the Lamson & Sessions Plan are equal to the greater of (a) 50% of a participant's average annual compensation based on the highest five consecutive years during the last ten years prior to retirement less 50% of the participant's primary Social Security benefit or (b) $3,600 times a fraction, the denominator of which is 30 and the numerator of which is the participant's number of years of service up to 30.

     Messrs. Schulze, Abel, Allen, Meyer and Sutterer are participants in the Lamson & Sessions Plan with 10, 7, 29, 8 and 9 years of credited service, respectively, under the Plan. The Company has entered into amended and restated SERPS with Messrs. Schulze, Abel and Allen. Messrs. Schulze and Abel will not be able to achieve thirty years of service on their normal retirement dates.

     The SERPS provide that the executive will receive, upon normal retirement, a supplemental retirement benefit equal to the difference between (i) the amount that would have been payable to the executive under the Lamson & Sessions Plan, without regard to any federal statutory limitation on the annual amount of benefits payable under the Lamson & Sessions Plan and the amount of compensation taken into account in calculating benefits under the Lamson & Sessions Plan, as if the executive had completed thirty years of service with the Company, and
(ii) the amount actually payable to the executive under the Lamson & Sessions Plan or under any other applicable plan for which the executive meets the eligibility requirements. The SERPS also provide for, among other things, disability benefits and benefits in the event the executive's employment with the Company is terminated under certain circumstances prior to retirement and in the event of the executive's death prior to retirement under certain circumstances. Under the SERPS, executives will also be reimbursed for the amount of taxes payable on benefits received under the SERPS in the event federal tax provisions, relating to compensation paid in connection with a "change in control" of the Company, become applicable.

AGREEMENTS WITH CERTAIN OFFICERS

     The Company has entered into agreements with Messrs. Schulze, Abel, Allen, Meyer and Sutterer (the "Employment Agreements"), which specify certain financial arrangements that the Company will provide upon the termination of such individuals' employment with the Company under circumstances involving a "change in control" (as defined in the Employment Agreements) of the Company. The Employment Agreements are intended to ensure continuity and stability of senior management of the Company.

     Each of the Employment Agreements provides that, in the event of a "change in control" of the Company, the individual would continue employment with the Company in the individual's then current position for a term ranging from two to three years following the "change in control." Following a "change in control" the individual would be entitled during the ensuing period of employment to receive base compensation and to continue to participate in incentive and employee benefit plans consistent with past practices. Upon the occurrence of a "change in control" followed by (i) a significant adverse change in the nature or scope of the individual's duties or compensation, (ii) the individual's determination of being unable effectively to carry out the current duties and responsibilities, (iii) relocation of the individual's principal work location to a place more than fifty miles from the principal work location immediately prior to the "change in control," (iv) the liquidation, merger or sale of the Company (unless the new entity assumes the Employment Agreement) or
(v) a material breach of the Employment Agreement, the individual would be entitled to resign and would be entitled to receive a lump sum payment equal to the present value of the then current base compensation and incentive compensation (based on historical experience) that would be payable during the balance of the remaining period of employment. The individual would also be entitled to continue to participate in employee benefit plans consistent with past practices for the remaining period of employment provided in his Employment Agreement. The amount of benefits that an individual may receive pursuant to his Employment Agreement is capped to avoid any payments constituting an "excess parachute payment" as defined in the Code.

     None of the Employment Agreements creates employment obligations for the Company unless a "change in control" has occurred, prior to which time the Company and the individual each reserves the right to terminate the employment relationship. Both before and after the occurrence of a "change in control" the Company may terminate the employment of any of such individuals for "cause."

     The Company has established trust agreements pursuant to which amounts payable under the SERPS, the Employment Agreements and certain expenses incurred by the officers in enforcing their rights under these arrangements, must be deposited by the Company in trust and expended by the trustee for such purposes. Such trusts are revocable, but upon the occurrence of certain "change in control" events affecting the Company, will become irrevocable. The trusts are currently nominally funded, but the Company is obligated to fund them fully upon the occurrence of the "change in control" events.

     The Company has also entered into Indemnification Agreements with each current member of the Board of Directors as well as each of the Company's executive officers. These agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or otherwise involved as a result of the individual's service as a member of the Board of Directors or as an officer if the individual's conduct that gave rise to such liability meets certain prescribed standards.

                         COMPENSATION COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Compensation and Organization Committee of the Board of Directors (the "Committee") is composed entirely of nonemployee directors and has been delegated the responsibility of approving the cash and non-cash compensation of all executive officers of the Company and making recommendations to the Board of Directors with respect to the establishment of the Company's executive compensation plans. No member of the Committee has interlocking relationships, reporting of which is required by applicable rules of the SEC.

     In administering the various executive compensation plans, the aim of the Committee is to attract and retain key executives critical to the long-term success of the Company, to create incentives for executives to achieve long-term strategic management objectives that enhance shareholder value, to provide a balance between annual and long-term forms of compensation and, above all, to ensure that total compensation is performance-oriented and related to Company goals and objectives, using measurable criteria to the extent possible.

     The Committee has considered the impact of Section 162(m) of the Code, which disallows a deduction to publicly-held companies for compensation paid to any executive officer whose compensation exceeds $1 million and has concluded that this Section will not affect compensation paid to any executive officer in 1997.

EXECUTIVE OFFICER BASE COMPENSATION

     Each executive officer's base salary is reviewed by the Committee at the time of the officer's annual performance review. The base salary is recommended to the Committee by the Chairman of the Board and Chief Executive Officer (the "Chairman") and falls within a salary range for each officer's job function that has been established by an independent executive compensation consultant, based, in part, on information collected by the consultant concerning compensation for executives with similar responsibilities at companies with comparable size and geographic location. Typically salaries fall throughout the range and are not based on an arbitrary percentage of the highest salary within the range. In each case, the Committee reviews the recommendation of the Chairman and approves the salary only after making an independent assessment of the individual executive's performance.

     Mr. Schulze's compensation is based upon the same factors considered with regard to executive officer compensation generally. The components making up his 1997 compensation included base salary and stock options. Fifty-five percent of Mr. Schulze's base salary represented his target award under the Short-Term Incentive Plan, the achievement of which was contingent upon the attainment of specific earnings-per-share goals. The Committee's award of stock options to Mr. Schulze under the 1988 Plan was based on the same methodology used to calculate the awards of options to other executive officers under the 1988 Plan and designed to further align Mr. Schulze's interests with those of other shareholders of the Company.

     In determining Mr. Schulze's compensation, the Committee considered the Company's performance. The Committee discusses and approves priorities recommended by Mr. Schulze at the beginning of the year and discusses his performance with respect to these priorities periodically during the year and at the end of the year.

     Mr. Schulze is not present when the Committee reviews his performance and determines his compensation.

SHORT-TERM INCENTIVE COMPENSATION

     Under the Company's Short-Term Incentive Plan, target award levels are established annually by the Committee for each executive officer of the Company. Mr. Schulze's award is based solely on the financial performance of the Company expressed in terms of earnings per share. Other executive officers' achievement of target awards is based 80% on the financial performance of the Company and individual business units and 20% on the achievement of specific personal goals and objectives. In 1997, the Company's Short-Term Incentive Plan provided target award opportunities for executive officers that ranged from 35 to 55 percent of base salary, although amounts could vary above and below that range depending upon Company and business unit performance and individual accomplishment. However, no bonuses were paid for 1997 under the Short-Term Incentive Plan due to the Company's requirement of a minimum level of earnings per share to fund awards.

STOCK OPTIONS AND LONG-TERM INCENTIVE COMPENSATION

     The Committee also is charged with the responsibility of administering the 1988 Plan, under which stock options are granted to executive officers and other employees of the Company. The Committee believes that stock options align the interests of the executive officers with those of the shareholders, providing a way in which the executive officers can build a meaningful stake in the Company. Accordingly, the Committee has approved the implementation of stock ownership guidelines for the executive officers that are to be achieved over a fixed period of time. The guidelines are based on each executive officer's respective salary compensation level and they will be reviewed by the Committee at appropriate intervals.

     The Committee fixes the terms, vesting requirements and the size of the grants of stock options awarded to the executive officers without regard to the amount of options or the expiration dates of options already held by executive officers. The size of each grant is based on the duties, responsibilities, performance and experience of the executive officer and his anticipated contribution to the Company. Options granted to executive officers vest one-third on each anniversary over three years, with the number of shares vested in each year rounded to the nearest whole share.

     Because stock options under the 1988 Plan and grants under the Company's Long-Term Incentive Plan are both forms of long-term executive compensation, grants under both plans are generally considered at the same time. Awards under the Long-Term Incentive Plan are made in the form of performance units payable upon the achievement of three-year corporate goals, currently expressed in terms of earnings per share. The Committee determines the goals under which these awards are made from year to year. The Committee did not approve the grant of performance units to executive officers for 1997.

                                       COMPENSATION AND ORGANIZATION COMMITTEE

                                       D. Van Skilling, Chairman
                                       John C. Dannemiller
                                       James T. Bartlett
                                       A. Malachi Mixon, III
                                       Francis H. Beam, Jr.

COMPANY STOCK PERFORMANCE

     The following performance graph compares the five year cumulative return from investing $100 on December 31, 1992 in each of the Company's Common Shares, the Standard & Poor's Electrical Equipment Index and the Standard & Poor's 500 Index, with dividends assumed to be reinvested when received.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

                                                                       Standard &
                                                                         Poor's
                                                                       Electrical        Standard &
               Measurement Period                     Lamson &         Equipment         Poor's 500
             (Fiscal Year Covered)                    Sessions           Index             Index
12/92                                                          100               100               100
12/93                                                           84               121               110
12/94                                                          107               122               112
12/95                                                          138               171               153
12/96                                                          129               232               189
12/97                                                          103               327               252

     There can be no assurances that the Company's stock performance will continue into the future with the same or similar trends depicted in the performance graph above. The Company does not make or endorse any predictions as to future stock performance.

                        SECURITY OWNERSHIP OF MANAGEMENT

     Each of the Named Executive Officers beneficially owned the number of Common Shares indicated opposite his name as of January 12, 1998. Except for Mr. Schulze who beneficially owns 4.25% and Messrs. Abel and Allen who beneficially own 1.09% and 1.02%, respectively, of the Company's Common Shares, none of the other Named Executive Officers beneficially owns as much as one percent of the Company's Common Shares.

                                               AMOUNT AND NATURE
                                                 OF BENEFICIAL
                     NAME                       OWNERSHIP(1)(2)
                     ----                      -----------------
John B. Schulze...............................      610,865
James J. Abel.................................      156,933
Charles E. Allen..............................      147,166
A. Corydon Meyer..............................       47,406
Norman P. Sutterer............................       53,170

---------------

(1) Includes the following number of Common Shares which are not owned of record but which could be acquired by the individual within 60 days after January 12, 1998 upon the exercise of outstanding options under the Company's stock option plans: Mr. Schulze--442,965; Mr. Abel--153,933; Mr. Allen--111,599;
    Mr. Meyer--46,299 and Mr. Sutterer--49,799.

(2) Includes shares held jointly or in the name of the officer's spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 22,900 shares owned by his wife, as to which he has disclaimed beneficial ownership. No other Named Executive Officer has disclaimed beneficial ownership of any shares.

                         CERTAIN BUSINESS RELATIONSHIPS

     During the past fiscal year, the Company, in the normal course of business, utilized the services of the law firm of Jones, Day, Reavis & Pogue in which Mr. Coquillette is a partner. The Company plans to continue using the services of the firm in 1998.

              APPROVAL OF THE COMPANY'S 1998 INCENTIVE EQUITY PLAN
                                (PROPOSAL NO. 2)

GENERAL

     The 1988 Plan, which was approved by shareholders at the Company's 1988 annual meeting of shareholders, has served the Company's objective of advancing the interests and long-term success of the Company by encouraging stock ownership among executives and key managerial employees and, correspondingly, increasing their personal involvement with the future of the Company. The Board of Directors unanimously adopted The Lamson & Sessions Co. 1998 Incentive Equity Plan (the "Plan") on February 26, 1998, subject to approval by the Company's shareholders at the Meeting, in order to further serve this objective.

     The Board of Directors believes it to be in the best interest of the Company to approve the Plan. The principal reason for adopting the Plan is to ensure that the Company has a mechanism for equity-based incentive compensation when the 1988 Plan expires. Such a mechanism will enhance the Company's ability to design compensatory awards appropriate to the Company's needs and financial condition while attracting and retaining key officers and employees. Because benefits earned under awards granted under the Plan may extend over a period of years into the future, the Plan is designed so that certain awards would qualify under Section 162(m) of the Code and the Company would be allowed a tax deduction for certain future compensation over $1 million that could be paid, or otherwise taxable, to persons named in the Summary Compensation Table and employed by the Company at the end of the applicable year. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. The Plan is also designed to comply with revised Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     On March 10, 1998, the closing price of the Common Shares on the NYSE was $7.44 per share.

     A summary description of the Plan is set forth below. The full text of the Plan is annexed to this Proxy Statement as Appendix A, and the following summary is qualified in its entirety by reference to Appendix A.

SUMMARY OF THE PLAN

     General. Under the Plan, the Committee is authorized to make awards of options to purchase Common Shares ("Option Rights"), awards of Tandem Appreciation Rights and/or Free-Standing Appreciation Rights ("Appreciation Rights"), awards of restricted shares ("Restricted Shares"), awards of deferred shares ("Deferred Shares") and awards of performance shares ("Performance Shares") and performance units ("Performance Units"). The terms applicable to awards of the various types, including those terms that may be established by the Committee when making or administering particular awards, are set forth in detail in the Plan.

     Shares Available Under the Plan. Subject to adjustment as provided in the Plan, the number of Common Shares that may be issued or transferred (a) upon the exercise of Option Rights or Appreciation Rights, (b) as Restricted Shares, (c) as Deferred Shares, (d) in payment of Performance Shares or Performance Units that have been earned, or (e) in payment of dividend equivalents paid with respect to awards made under the Plan may not exceed 650,000 in the aggregate. Such Common Shares may be shares of original issuance or treasury shares or a combination of both. Upon the payment of any option price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, only the net number of Common Shares actually issued or transferred by the Company will be deemed to have been issued or transferred under the Plan.

     Limitations on Specific Kinds of Awards. In addition to the general limitation on the number of Common Shares available under the Plan, the Plan specifically limits the number of Restricted Shares that are not conditioned on attainment of Management Objectives (described below) plus the number of Deferred Shares (after taking forfeitures into account) to 225,000 in the aggregate, subject to adjustment. Additionally, the Plan provides for certain specific limits and other requirements in order that awards of Option Rights, Appreciation Rights, Performance Shares and Performance Units may qualify as performance-based compensation for the purpose of Section 162(m) of the Code. No participant may be granted Option Rights and Appreciation Rights, in the aggregate, for more than 250,000 Common Shares during any period of 3 years, subject to adjustment. Moreover, no participant may receive in any calendar year an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective dates of grant over $500,000.

     Eligibility. Officers, including officers who are members of the Board of Directors, and other key employees of the Company and its subsidiaries may be selected by the Committee to receive benefits under the Plan. The Committee may also make awards under the Plan to a person who has agreed to commence serving in any such capacity within 90 days of the date of grant.

     Option Rights. The Committee may grant Option Rights, which entitle the optionee to purchase a specified number of Common Shares at a price equal to or greater than market value at the date of grant. The option price is payable in cash, by the transfer to the Company of nonforfeitable unrestricted Common Shares owned by the optionee having a value at the time of exercise equal to the option price, by any other legal consideration the Committee may deem appropriate, or by a combination of such payment methods. Any grant may provide for deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the Common Shares to which the exercise relates.

     Option Rights granted under the Plan may be Option Rights that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code or Option Rights that are not intended to so qualify or combinations thereof. The Committee may, at or after the date of grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the optionee in cash or additional Common Shares on a current, deferred or contingent basis or may provide that such equivalents be credited against the option price. The Committee may condition the exercise of Option Rights on the achievement of Management Objectives.

     No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a "change of control" of the Company. Successive grants may be made to the same optionee whether or not Option Rights previously granted remain unexercised. The exercise of an Option Right cancels, on a share-for-share basis, any Tandem Appreciation Right.

     Appreciation Rights. Appreciation Rights provide participants an alternative means of realizing the benefits of Option Rights. A Tandem Appreciation Right is a right to receive from the Company up to 100 percent of the spread between the option price and the current value of the Common Shares underlying the option. The amount is determined by the Committee and the right is exercisable only when the related Option Right is also exercisable, the spread is positive and the recipient surrenders the related Option Right for cancellation. A Free-Standing Appreciation Right is the right to receive a percentage of the spread at the time of exercise. When computing the spread for a Free-Standing Appreciation Right, the base price must be equal to or greater than the market value of the underlying Common Shares on the date of grant. Successive grants may be made to the same recipient even if that individual already has unexercised Free-Standing Appreciation Rights. No Free-Standing Appreciation Right may be exercised more than ten years from the date of grant.

     Any grant of Appreciation Rights may specify any or all of the following:
(1) that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares, or in any combination thereof, and the right to elect among those alternatives may be given to the participant or retained by the Committee, (2) a maximum amount payable on exercise, (3) waiting periods before exercise, (4) permissible exercise dates or periods, (5) whether the Appreciation Right may be exercised only on or after a "change in control" of the Company, (6) whether dividend equivalents may be paid in cash or in Common Shares, and (7) Management Objectives that must be achieved as a condition to exercise such rights.

     Restricted Shares. An award of Restricted Shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Common Shares in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, but the Committee may require that any dividends be automatically deferred and reinvested in additional Restricted Shares. The transfer may be made without additional consideration or in consideration of a payment by the participant that is less than current market value, as the Committee may determine. The Committee may condition the award on the achievement of Management Objectives.

     Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than three years to be determined by the Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve the Company as an officer or key employee during a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. The Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of a "change in control" of the Company.

     Deferred Shares. An award of Deferred Shares constitutes an agreement by the Company to deliver Common Shares to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the deferral period as the Committee may specify. During the deferral period, the participant has no right to transfer any rights under his or her award, has no rights of ownership in the Deferred Shares and no right to vote them, but the Committee may, at or after the date of grant, authorize the payment of dividend equivalents on such shares on a current, deferred or contingent basis, either in cash or additional Common Shares. Awards of Deferred Shares may be made without additional consideration or in consideration of a payment by the participant that is less than the market value per share at the date of grant.

     Deferred Shares must be subject to a deferral period, as determined by the Committee at the date of grant, except that the Committee may provide for the earlier termination of such period in the event of a "change in control" of the Company.

     Performance Shares and Performance Units. A Performance Share is the equivalent of one Common Share, and a Performance Unit is the equivalent of $1.00. The number of Performance Shares or Performance Units is specified by the Committee and may be adjusted to reflect changes in compensation or other factors (unless the adjustment for certain participants would cause an award to lose its Section 162(m) exemption).

     A recipient must meet one or more Management Objectives within a specified performance period. Such performance period may be subject to earlier termination in the event of a "change in control" of the Company. A minimum level of acceptable achievement may also be established by the Committee. If by the end of the performance period the participant has achieved the specified Management Objectives, he or she will be deemed to have fully earned the Performance Shares or Performance Units. If the participant has not achieved the Management Objectives, but has attained or exceeded the predeter-mined minimum, he or she will be deemed to have partly earned the Performance Shares and/or Performance Units (the amount earned to be determined in accordance with a formula).

     To the extent earned, the Performance Shares and/or Performance Units will be paid to the participant at the time and in the manner determined by the Committee in cash, Common Shares or in any combination thereof (the Committee may give either the participant or the Committee the right to choose the form of payment). Dividend equivalents on Performance Shares may be paid in cash or additional Common Shares on a current, deferred or contingent basis. The Committee may specify a maximum amount payable under any grant of Performance Shares or Performance Units.

     Management Objectives. The Committee may establish performance objectives for participants who have received awards of Performance Shares or Performance Units or, if so determined, Option Rights, Appreciation Rights, Restricted Shares or dividend credits. Section 162(m) of the Code requires that the Plan and the performance measures which must be attained to earn compensation under performance-based awards be disclosed to and approved by shareholders. Such performance measures, or "Management Objectives," may be described either in terms of Company-wide objectives or objectives that are related to performance of the individual participant or the division, subsidiary, department or function within the Company or a subsidiary in which the participant is employed. The Management Objectives applicable to any award to a participant who is or is likely to become a "covered employee" within the meaning of Section 162(m) of the Code will be based on specified levels of, or growth in, one or more of the following criteria:

    (1)    cash flow/net assets ratio;
    (2)    debt/capital ratio;
    (3)    return on total capital;
    (4)    return on equity;
    (5)    earnings per share growth;
    (6)    revenue growth; and
    (7)    total return to shareholders.

     If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a "covered employee" where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

     Transferability. Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other award under the Plan is transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, only the participant (or the participant's guardian or legal representative in the event of the participant's legal incapacity) may exercise Option Rights or Appreciation Rights during the participant's lifetime.

     The Committee may specify at or after the date of grant that Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares and Performance Units are transferable by a participant to members of the participant's immediate family, without payment by the transferee, if reasonable prior notice of the transfer was given to the Company, and the transfer was made according to the terms and conditions specified by the Committee or the Company. Any transferee will be subject to the same terms and conditions under the Plan as the participant.

     The Committee may specify that part or all of the Common Shares that are
(i) to be issued or transferred by the Company upon exercise of Option Rights or Appreciation Rights, upon termination of the deferral period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer in the case of Restricted Shares, shall be subject to further restrictions on transfer.

     Adjustments. The number, kind, and price of shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares and the prices per share applicable thereto, are subject to adjustment in the event of stock dividends, splits and combinations, changes in capital structure of the Company, mergers, spin-offs, partial or complete liquidation, and similar events. If any such event occurs, the Committee has discretion to substitute for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares available under the Plan and available for specific kinds of awards under the Plan as the Committee may determine appropriate to reflect any such transaction or event.

     Change in Control. A definition of "Change in Control" is specifically included in the Plan. This definition can be found in the full text of the Plan attached hereto as Appendix A.

     Certain Terminations of Employment. If a participant holding (a) an Option Right or Appreciation Right that is not fully and immediately exercisable, (b) Restricted Shares where the restrictions on transfer have not yet lapsed, (c) Deferred Shares where the deferral period is not complete, (d) Performance Shares or Performance Units that have not been fully earned, or (e) Common Shares distributed under the Plan and subject to continuing restrictions, terminates employment by reason of death, disability, normal retirement, early retirement approved by the Company, or entry into public service or leave of absence approved by the Company, or in the event of hardship or other special circumstances, the Committee may take any action it deems equitable or in the Company's best interest.

     Foreign Employees. The Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company or any of its subsidiaries outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

     Administration and Amendments. The Plan will be administered by a committee of the Board of Directors (or subcommittee thereof) consisting of not less than three "Nonemployee Directors" within the meaning of Rule 16b-3 under the Exchange Act.

     The Committee's interpretation of the Plan and related agreements and documents is final and conclusive. The Plan may be amended from time to time by the Committee. However, any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange upon which the Common Shares are traded or quoted will not be effective unless and until such approval has been obtained in compliance with such applicable law or rules. Presentation of the Plan or any amendment thereof for shareholder approval is not to be construed to limit the Company's authority to offer similar or dissimilar benefits through plans that are not subject to shareholder approval.

     The Committee may not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the option price. Furthermore, no Option Right may be canceled and replaced with awards having a lower option price without further approval of the shareholders.

     The Committee may require participants, or permit participants to elect, to defer issuance of shares or the settlement of cash awards and may provide for payment of interest or dividend equivalents on the deferred amounts. The Committee may also condition any award on the surrender or deferral by a participant of his or her right to receive a cash bonus or other compensation.

     Termination. No grant under the Plan may be made more than 10 years after the Plan is approved by the shareholders, but all grants made on or before the 10th anniversary will continue in effect after that date subject to the terms of those grants and this Plan.

PLAN BENEFITS

     Owing to the discretion to be exercised by the Committee in administering the Plan, it is not possible to determine in advance how the several types of awards authorized under the Plan will be allocated among eligible participants. The following table, however, shows the benefits, consisting of Option Rights, that would have been awarded under the Plan during fiscal year 1997 had the Plan been in effect at that time and assuming the Committee had made awards comparable to those actually made under the 1988 Plan.

                               NEW PLAN BENEFITS
                           1998 INCENTIVE EQUITY PLAN

                NAME AND POSITION                   NUMBER OF UNITS (1)
                -----------------                   -------------------
John B. Schulze                                            70,000
  Chairman of the Board, President and
     Chief Executive Officer

James J. Abel                                              31,000
  Executive Vice President, Secretary,
     Treasurer and Chief Financial Officer

Charles E. Allen                                           10,000
  Senior Vice President

A. Corydon Meyer                                           10,000
  Vice President-Lamson Home Products

Norman P. Sutterer                                         10,000
  Vice President-Carlon Telecom Systems

Executive Officer Group(2)                                179,000

Non-Executive Director Group                                    0

Non-Executive Officer Employee Group                       63,000

---------------

(1) Number of Common Shares underlying Option Rights

(2) Includes five executives listed above

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the Federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 1998. This summary is not intended to be complete and does not describe state or local tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

     Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified Option Right is granted; (ii) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a capital gain (or loss).

     Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If Common Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss.

     If Common Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

     Appreciation Rights. No income will be recognized by a participant in connection with the grant of a Tandem Appreciation Right or a Free-Standing Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Common Shares received on the exercise.

     Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

     Deferred Shares. No income generally will be recognized upon the award of Deferred Shares. The recipient of a Deferred Share award generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted Common Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such Deferred Shares).

     Performance Shares and Performance Units. No income generally will be recognized upon the grant of Performance Shares or Performance Units. Upon payment in respect of the earn-out of Performance Shares or Performance Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted Common Shares received.

TAX CONSEQUENCES TO THE COMPANY OR SUBSIDIARY

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

REQUIRED VOTE

     Approval of the Plan requires the affirmative vote of the holders of two-thirds of the Common Shares issued and outstanding and entitled to vote at the Meeting, whether present in person or by proxy.

     THE DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE LAMSON & SESSIONS CO. 1998 INCENTIVE EQUITY PLAN.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC, the NYSE and the Pacific Exchange, and to provide the Company with copies of such reports.

     Based solely on review of the copies of such reports furnished to the Company, or written representation that no forms were required to be filed, the Company believes that during the year ended January 3, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                              INDEPENDENT AUDITORS

     For many years the firm of Ernst & Young LLP ("Ernst & Young"), Cleveland, Ohio, has served as independent auditors to the Company. In February 1997, Ernst & Young was reappointed by the Board of Directors of the Company, on the recommendation of the Audit Committee, as the Company's independent auditors for the fiscal year ended January 3, 1998. Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in April 1999, must be received by the Company's Secretary at its principal office in Cleveland, Ohio, not later than November 18, 1998 for inclusion in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting of Shareholders. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the SEC.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the Meeting other than as herein presented. However, if any other matter is properly brought before the Meeting the persons appointed as proxies in the accompanying proxy will have discretion to vote or act thereon according to their best judgment.

     The Company's 1997 Annual Report, including financial statements, has been mailed contemporaneously with this Proxy Statement.

     By Order of the Board of Directors.

                                            /s/ James J. Abel
                                            JAMES J. ABEL
                                            Executive Vice President, Secretary,
                                            Treasurer and Chief Financial
                                            Officer

                                                                      APPENDIX A

                           THE LAMSON & SESSIONS CO.

                           1998 INCENTIVE EQUITY PLAN

     1. PURPOSE. The Lamson & Sessions Co. 1998 Incentive Equity Plan (the "Plan") is intended to encourage key executives and managerial employees of The Lamson & Sessions Co. (the "Company") and its subsidiaries to become owners of stock of the Company in order to increase their interest in the Company's long-term success, to provide incentive equity opportunities that are competitive with other similarly situated corporations and to stimulate the efforts of such employees by giving suitable recognition for services that contribute materially to the Company's success.

     2. DEFINITIONS. For purposes of the Plan, the following terms are defined as set forth below:

     "APPRECIATION RIGHT" means a right granted pursuant to Section 5 of this Plan, and includes both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

     "BASE PRICE" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

     "BOARD"  means the Board of Directors of the Company.

     "CHANGE IN CONTROL"  has the meaning provided in Section 13 of this Plan.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     "COMMITTEE" means the committee (or subcommittee) described in Section 17(a) of this Plan.

     "COMMON SHARES" means (i) common shares, without par value, of the Company and (ii) any security into which such common shares may be converted by reason of any transaction or event of the type referred to in Section 11 of this Plan.

     "COVERED EMPLOYEE" means a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of
Section 162(m) of the Code (or any successor provision).

     "DATE OF GRANT" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares becomes effective (which date may not be earlier than the date on which the Committee takes action with respect thereto).

     "DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

     "DEFERRED SHARES" means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

     "DIRECTOR"  means a member of the Board of Directors of the Company.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

     "FREE-STANDING APPRECIATION RIGHT" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

     "INCENTIVE STOCK OPTIONS" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

     "IMMEDIATE FAMILY" has the meaning stated in Rule 16a-1(e) of the Securities and Exchange Commission promulgated under Section 16 of the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

     "MANAGEMENT OBJECTIVES" means any performance objectives established by the Committee pursuant to Section 9 of this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares or dividend credits pursuant to this Plan.

     "MARKET VALUE PER SHARE" means, as of any particular date, the fair market value of the Common Shares as determined by the Committee.

     "OPTIONEE" means the optionee named in an agreement evidencing an outstanding Option Right.

     "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

     "OPTION RIGHT" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

     "PARTICIPANT" means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer, including without limitation an officer who may also be a member of the Board, or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant.

     "PERFORMANCE PERIOD" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

     "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

     "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of this Plan.

     "RESTRICTED SHARES"  means Common Shares granted or sold pursuant to
Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.

     "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under Section 16 of the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

     "SPREAD" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

     "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options "Subsidiary" means any corporation in which the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

     "TANDEM APPRECIATION RIGHT" means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

     "VOTING POWER" means, at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of Directors.

     "VOTING STOCK" means, at any time, then-outstanding securities entitled to vote generally in the election of Directors.

3. SHARES AVAILABLE UNDER THE PLAN.

     (a) Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Shares or Performance Units that have been earned, or (v) in payment of dividend equivalents paid with respect to awards made under this Plan may not exceed in the aggregate 650,000 Common Shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount by means of transfer or relinquishment of Common Shares, there will be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Company.

     (b) Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan,
(i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options may not exceed 650,000 Common Shares, (ii) the number of Restricted Shares that are not conditioned on the attainment of Management Objectives plus the number of Deferred Shares may not (after taking any forfeitures into account) exceed in the aggregate 225,000 Common Shares and (iii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 250,000 Common Shares during any period of 3 years.

     (c) Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $500,000.

4. OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase Common Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

     (b) Each grant will specify an Option Price per Common Share, which will be equal to or greater than the Market Value per Share on the Date of Grant.

     (c) Each grant will specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Common Shares that are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing. For purposes of this Section 4, constructive delivery of shares will be deemed equivalent to actual delivery.

     (d) On or after the Date of Grant, the Committee may determine that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Option Rights will be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee except that such risks of forfeiture and restrictions on transfer will apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

     (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates.

     (f) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant under the Plan or any similar predecessor plan remain unexercised.

     (g) Each grant will specify the period or periods of continuous employment of the Optionee by the Company or any Subsidiary that are necessary before the Option Rights or installments thereof will become exercisable, and any grant may provide for the earlier exercise of such Option Rights in the event of a "Change in Control."

     (h) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

     (i) Option Rights granted under this Plan may be (i) options, including without limitation Incentive Stock Options, that are intended to qualify under particular provisions of the Code (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

     (j) On or after the Date of Grant of any Option Rights other than Incentive Stock Options, the Committee may provide for the payment to the Optionee of dividend equivalents on such Option Rights in cash or Common Shares on a current, deferred or contingent basis, or the Committee may provide that such equivalents will be credited against the Option Price.

     (k) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

     (l) No Option Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

     (m) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer of the Company and delivered to and accepted by the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

5. APPRECIATION RIGHTS.

     (a) The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted under this Plan, and
(ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right is a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights except that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right is a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

     (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

          (i) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination of the foregoing and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (ii) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee on the Date of Grant.

          (iii) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

          (iv) Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, a "Change in Control."

          (v) Any grant may provide for the payment to the Participant of dividend equivalents on the grant in cash or Common Shares on a current, deferred or contingent basis.

          (vi) Any grant may specify Management Objectives that must be achieved as a condition of the exercise of such rights.

          (vii) Each grant of Appreciation Rights will be evidenced by an agreement executed on behalf of the Company by an officer of the Company and delivered to and accepted by the Participant, which agreement will describe such Appreciation Rights, identify the related Option Rights (if applicable), state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

     (c) Any grant of Tandem Appreciation Rights will provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

     (d) Regarding Free-Standing Appreciation Rights only:

          (i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

          (ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

          (iii) No Free-standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. RESTRICTED SHARES. The Committee may also authorize the grant or sale of Restricted Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer referred to below.

     (b) Each such grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

     (c) Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, except (if the Committee so determines) in the event of a "Change in Control", for a period of not less than 3 years to be determined by the Committee on the Date of Grant.

     (d) Each such grant or sale will provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

     (e) Any such grant or sale may be further conditioned upon the attainment of Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify, in respect of such Management Objectives, a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

     (f) Any such grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

     (g) Each such grant or sale will be evidenced by an agreement executed on behalf of the Company by any officer of the Company and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power endorsed in blank by the Participant with respect to such shares, will be held in custody by the Company until all restrictions on such Restricted Shares lapse.

7. DEFERRED SHARES. The Committee may also authorize grants or sales of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

     (b) Each such grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

     (c) Each such grant or sale will be subject to a Deferral Period fixed by the Committee on the Date of Grant, and any such grant or sale may provide for the earlier termination of such period in the event of a "Change in Control."

     (d) During the Deferral Period, the Participant will not have any right to transfer any rights under the subject award, will not have any rights of ownership in the Deferred Shares and will not have any right to vote such shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or additional Common Shares on a current, deferred or contingent basis.

     (e) Each such grant or sale will be evidenced by an agreement executed on behalf of the Company by any officer of the Company and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee may also authorize grants of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each such grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors, except that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under
Section 162(m) of the Code.

     (b) The Performance Period with respect to each Performance Share or Performance Unit will be determined by the Committee on the Date of Grant, and may be subject to earlier termination in the event of a "Change in Control" except that no such acceleration will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

     (c) Each grant of Performance Shares or Performance Units will specify Management Objectives that, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and will set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum level, but falls short of full achievement of the specified Management Objectives.

     (d) Each such grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that any such amount may be paid by the Company in cash, Common Shares or any combination of cash and Common Shares and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

     (e) Any grant of Performance Shares may specify that the amount payable with respect to such grant may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issued, with respect to the grant may not exceed maximums specified by the Committee on the Date of Grant.

     (f) On or after the Date of Grant of Performance Shares, the Committee may provide for the payment to the Participant of dividend equivalents on such Performance Shares in cash or additional Common Shares on a current, deferred or contingent basis.

     (g) Each grant of Performance Shares or Performance Units will be evidenced by an agreement executed on behalf of the Company by any officer of the Company and delivered to and accepted by the Participant and stating that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions, consistent with this Plan, as the Committee may approve.

9. MANAGEMENT OBJECTIVES.

     (a) Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria:

          (i) cash flow/net assets ratio;

          (ii) debt/capital ratio;

          (iii) return on total capital;

          (iv) return on equity;

          (v) earnings per share growth;

          (vi) revenue growth; and

          (vii) total return to shareholders.

     (b) If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under

Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement.

10. TRANSFERABILITY.

     (a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other award granted under this Plan may be transferred by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights may be exercised during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by the Participant's guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

     (b) Any grant or award made under this Plan may provide that all or any part of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares, or upon payment under a grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions upon transfer.

     (c) Notwithstanding the provisions of Section 10(a), if so determined by the Committee in its discretion on or after the Date of Grant, Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares and Performance Units will be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family), except that (i) no such transfer will be effective unless reasonable prior notice of such transfer is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that have been made applicable to such transfer by the Company or the Committee and (ii) any such transferee will be subject to the same terms and conditions under this Plan as the Participant.

11. ADJUSTMENTS.  The Committee may make or provide for such adjustments in the
(a) number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted under this Plan, (b) Option Price or Base Price provided in any outstanding Option Right or Appreciation Right, and (c) kind of shares covered by such awards, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, re-capitalization or other change in the capital structure of the Company, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the number of shares specified in Section 3 of this Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11 except that any such adjustment to the number specified in Section 3(b)(i) may be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify. This Section 11 may not be construed to permit the re-pricing of any Option Right in the absence of any of the circumstances described above in contravention of Section 18(b) of this Plan.

12. FRACTIONAL SHARES. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

13. CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" means the occurrence at any time of any of the following events:

     (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such transaction;

     (b) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

     (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the Voting Power;

     (d) The Company files any report, proxy statement or other document with the Securities and Exchange Commission pursuant to the Exchange Act disclosing that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

     (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority of Directors, unless the election, or the nomination for election by the Company's shareholders, of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

     Notwithstanding the foregoing provisions of Section 13(c) and (d) above, a "Change in Control" will not be deemed to have occurred for purposes of this Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 80% or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% of the Voting Power or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

14. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

15. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF
ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company, leave of absence to enter public service with the consent of the Company or other leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 10(b) of this Plan, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

16. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments, restatements or alternative versions may include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

17. ADMINISTRATION OF THE PLAN.

     (a) This Plan will be administered by a committee of the Board (or a subcommittee thereof) composed of not less than three members of the Board, each of whom will be a "Non-Employee Director" within the meaning of Rule 16b-3. A majority of the Committee will constitute a quorum, and the acts of the members of the Committee who are present at any meeting of the Committee at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, will be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action taken or determination made in good faith.

18. AMENDMENTS AND OTHER MATTERS.

     (a) This Plan may be amended from time to time by the Committee except that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange upon which the Common Shares are traded or quoted will not be effective unless and until such approval has been obtained in compliance with such applicable law or rules. Presentation of this Plan or any amendment of this Plan for shareholder approval will not be construed to limit the Company's authority to offer similar or dissimilar benefits under other plans without shareholder approval.

     (b) The Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right may be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 18(b) is intended to prohibit the repricing of "underwater" Option Rights and shall not be construed to prohibit the adjustments provided for in Section 11 of this Plan.

     (c) The Committee may require Participants, or may permit Participants to elect, to defer the issuance of Common Shares or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee may also provide that deferred issuances and settlements include the payment or crediting of interest on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Shares.

     (d) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and will not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant's employment or other service at any time.

     (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan will be null and void with respect to such Option Right except that such provision will remain in effect with respect to other Option Rights, and there will be no further effect on any provision of this Plan.

     (f) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

19. TERMINATION. No grant may be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect after that date subject to the terms of those grants and of this Plan.

               Lamson Sessions Logo

             25701 Science Park Drive

               Cleveland, Ohio 44122

           -----------------------------

           P
           R
           O
           X
           Y



                                            THIS PROXY IS SOLICITED ON BEHALF
                                               OF THE BOARD OF DIRECTORS.
                                         The undersigned hereby appoints J. J.
                                         Abel, C. E. Allen and L.L. Spencer, and
                                         each of them, as proxies, each with the
                                         power to appoint a substitute, and
                                         hereby authorizes them to represent and
                                         to vote, as designated below, all the
                                         Common Shares of The Lamson & Sessions
                                         Co. held of record by the undersigned
                                         on March 4, 1998 at the Annual Meeting
                                         of Shareholders to be held on April 24,
                                         1998 or any adjournment thereof.

             1. ELECTION OF CLASS I DIRECTORS:
              TO VOTE FOR ALL NOMINEES LISTED BELOW*  [ ]       TO WITHHOLD
                                                                AUTHORITY  [ ]
                                                  for all nominees listed below

             James T. Bartlett, Francis H. Beam, Jr., Martin J. Cleary, William
                                       H. Coquillette

                 *To withhold authority to vote for any individual nominee
                  listed above, write that nominee's name on the space provided below.

             -------------------------------------------------------------------
             2. APPROVAL OF THE LAMSON & SESSIONS CO. 1998 INCENTIVE EQUITY
             PLAN.

                       FOR [ ]          AGAINST [ ]         ABSTAIN [ ]

             3. In their discretion, the persons named as proxies above are authorized to vote upon any other matter as may properly come before the Annual Meeting or any adjournment thereof.

                                  (Continued and to be signed on the other side)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


PROXY NO.                     (proxy -- continued from other side)        NO. OF
                                                                          SHARES

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE COMPANY'S 1998 INCENTIVE EQUITY PLAN.

           Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title or capacity. If a corporation, please sign in corporate name by authorized officer and give title. If a partnership, please sign in partnership name by authorized person.

                                                     DATED , 1998

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                    Second Signature if held
                                                             jointly

                                                       PLEASE MARK, SIGN, DATE
                                                                 AND
                                                          RETURN THIS PROXY
                                                              PROMPTLY
                                                         USING THE ENCLOSED
                                                              ENVELOPE